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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                        ______________________________



                                   Form 8-K


                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                January 3, 2001
                      -----------------------------------
                                Date of Report
                       (Date of earliest event reported)




                                AVT CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Washington                    0-25186                  91-1190085
-----------------------------   -----------------------    ---------------------
(State or other jurisdiction     (Commission File No.)           (IRS Employer
 of incorporation)                                           Identification No.)


                             11410 N.E. 122nd Way
                          Kirkland, Washington 98034
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         (Address of principal executive offices, including zip code)

                                (206) 820-6000
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             (Registrant's telephone number, including area code)



                                                                     Page 1 of 4
                                                         Exhibit Index on Page 5
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Item 2.   Acquisition or Disposition of Assets

      On January 3, 2001, AVT Corporation ("AVT") acquired Infinite Technologies, Inc., a Maryland corporation ("Infinite"), pursuant to an Agreement and Plan of Merger dated as of January 3, 2001 (the "Merger Agreement") among AVT, Raven Acquisition Corp., a Washington corporation and a wholly owned subsidiary of AVT ("Acquisition Sub"), Infinite and the stockholders of Infinite. Pursuant to the Merger Agreement, Infinite was merged into Acquisition Sub and became a wholly owned subsidiary of AVT. Under the terms of the Merger Agreement, total consideration paid by AVT will be up to approximately $24.0 million, approximately $4.0 million of which is subject to an earn-out provision described below.

      At closing, AVT paid an aggregate of $9,080,086 in cash ($462,501 of which was deposited into an escrow account) and issued 1,631,622 shares of the AVT's common stock (5% of which were also deposited into the escrow account). The holder of Infinite's Class A common stock will receive up to $2,935,065 in a combination of cash and AVT common stock under a deferred payment arrangement over the next three years. In addition, the holder of Infinite's Class A common stock is eligible to receive an additional amount of up to $3,913,422 in a combination of cash and AVT common stock under an earn-out arrangement over the next three years. The earn-out will be based on the achievement of business objectives to be agreed upon by AVT and the holder of Infinite's Class A common stock. Except for the earn-out, which is expected to be expensed by AVT as compensation, the transaction will be accounted for using the purchase method of accounting.

      The cash and shares deposited into the escrow account will be available to compensate AVT for certain losses that it may incur as a result of breaches of representations and warranties and other agreements by Infinite and/or the stockholders of Infinite. The escrow will terminate 45 days after the date on which AVT's independent accountants issue an audit report for AVT and its consolidated subsidiaries for the year ended December 31, 2001, but in no event later than July 1, 2002, at which time any cash and/or shares which have not been claimed by AVT for losses will be distributed to the Infinite stockholders. There were no relationships prior to the merger between Infinite or any of its stockholders and AVT or any of its affiliates, any director or officer of AVT or any associate of any such director or officer.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c)  Exhibits

        Exhibit Number     Description
        --------------     -----------

        10.1 Agreement and Plan of Merger among AVT Corporation, Raven Acquisition Corp., Infinite Technologies, Inc. and the stockholders of Infinite, dated as of January 3, 2001.

        10.2 Escrow Agreement among AVT Corporation, Raven Acquisition Corp., Brett Warthen, as Shareholder Shareholder Representative, and Mellon Investor Services, LLC, escrow agent, dated as of January 3, 2001.

        99.1               Press Release

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                                   SIGNATURE

     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 AVT Corporation


                                 By /s/ Jeffrey B. deCillia
                                   ---------------------------------------------
Dated:  January 17, 2001           Jeffrey B. deCillia, Executive Vice President
                                   and Chief Financial Officer

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                               INDEX TO EXHIBITS


     Exhibit
     -------
     Number          Description
     ------          -----------

     10.1 Agreement and Plan of Merger among AVT Corporation, Raven Acquisition Corp., Infinite Technologies, Inc. and the stockholders of Infinite, dated as of January 3, 2001.

     10.2 Escrow Agreement among AVT Corporation, Raven Acquisition Corp., Brett Warthen, as Shareholder Representative, and Mellon Investor Services, LLC, as escrow agent, dated as of January 3, 2001.

     99.1            Press Release